UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2013

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at YUM! Brands, Inc. (the “Company”) Annual Meeting of Shareholders held on May 15, 2013, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

1.The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Michael J. Cavanagh	308,597,265	4,223,023	1,557,383	57,602,633
David W. Dorman	310,981,009	1,837,717	1,558,945	57,602,633
Massimo Ferragamo	307,787,783	5,030,694	1,559,194	57,602,633
Mirian M. Graddick-Weir	310,701,571	2,117,674	1,558,426	57,602,633
J. David Grissom	310,867,733	1,936,054	1,573,884	57,602,633
Bonnie G. Hill	308,218,061	4,612,962	1,546,648	57,602,633
Jonathan S. Linen	311,403,520	1,403,821	1,570,330	57,602,633
Thomas C. Nelson	311,468,368	1,343,433	1,565,870	57,602,633
David C. Novak	302,154,192	8,510,377	3,713,102	57,602,633
Thomas M. Ryan	307,090,706	5,725,242	1,561,723	57,602,633
Jing-Shyh S. Su	309,677,826	3,126,854	1,572,991	57,602,633
Robert D. Walter	310,934,630	1,868,243	1,574,798	57,602,633

2.The proposal to ratify the appointment of KPMG LLP as the Company's independent auditor for 2013 was approved based upon the following votes:

Votes for approval	364,128,778
Votes against	4,706,869
Abstentions	3,144,657
There were no broker non-votes for this item.

3.The proposal to approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers was approved based upon the following votes:

Votes for approval	302,694,747
Votes against	8,796,434
Abstentions	2,886,490
Broker non-votes	57,602,633

4.The proposal to re-approve the performance measures available under the YUM! Brands, Inc. Long Term Incentive Plan was approved based upon the following votes:

Votes for approval	300,733,909
Votes against	11,426,263
Abstentions	2,217,499
Broker non-votes	57,602,633

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 17, 2013	/s/ John P. Daly
Vice President and
Associate General Counsel